UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 10, 2011

Shiner International, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-33960	98-0507398
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19/F, Didu Building, Pearl River Plaza, No. 2 North Longkun Road
Haikou, Hainan Province, China 570125

(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code: 86-898-68581104

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

As previously disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission on December 29, 2010 (the “Original 8-K”), on December 28, 2010, Shiner International, Inc. (“Shiner” or the “Company”) entered into one or more Securities Purchase Agreements with a number of accredited investors in connection with a private placement transaction providing for, among other things, the issuance of up to 3,333,333 Units, with each Unit consisting of one Share of the Company’s Common Stock and a Warrant to purchase twenty percent (20%) of one (1) Share of the Common Stock, at a purchase price of $1.20 per Unit (the “Offering”).  On January 10, 2011, the Company amended Section 6 of the Securities Purchase Agreements to limit the maximum issuance to the Investors in the Offering to 19.9% of the total shares of common stock of the Company outstanding on the date immediately preceding the closing date of the Offering.  The remainder of the Securities Purchase Agreements remained in full force and effect.

The foregoing is a brief summary of the Amendment to the Securities Purchase Agreement.  This summary is not complete and is qualified in its entirety by reference to the full text of the Amendment which is attached as Exhibit 10.15 to this Current Report on Form 8-K. Readers should review the Amendment, together with the Securities Purchase Agreement and related documents set forth in the Original 8-K, for a more complete understanding of the terms and conditions associated with the Offering.

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a)           On January 11, 2011, Shiner received a letter from the Director of Listing Qualifications of the NASDAQ Stock Market ("Nasdaq") advising that the Company's Offering did not comply with Nasdaq’s shareholder approval rules because the anti-dilution provisions contained in the Securities Purchase Agreement could result in there being an issuance of 20% or greater of the outstanding common stock at a discount to market or book value in violation of the shareholder approval requirement of Listing Rule 5635(d).  Listing Rule 5635(d) provides that “shareholder approval is required prior to the sale, issuance or potential issuance of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock.”  Nasdaq further advised the Company that, as a result of its amendment of the Securities Purchase Agreement (as discussed in Item 1.01 above), the Company regained compliance with Listing Rule 5635(d).  Subject to the filing of this Current Report on Form 8-K, Nasdaq has closed this matter.

Item 9.01.    Financial Statements and Exhibits.

(d)           Exhibits

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

10.15	Amendment to Securities Purchase Agreement, dated as of January 10, 2011, between the Company and the Investors thereto

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:     January 14, 2011

SHINER INTERNATIONAL, INC.

By:	/s/ Qingtao Xing
Qingtao Xing
President and Chief Executive Officer